UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

January 22, 2019

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices and zip code)

(888) 722-7871

(Registrant’s telephone number, including area code)

301 Brannan Street

San Francisco, California 94107

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective on January 22, 2019, the Board of Directors of Okta, Inc. (“Okta”), upon the recommendation of the Nominating and Corporate Governance Committee, expanded the size of the Board of Directors (the “Board”) to nine members and appointed Rebecca Saeger to the Board as a Class II director. Ms. Saeger will serve until the 2019 annual meeting of stockholders or until her successor has been duly elected and qualified. The Board expects to appoint Ms. Saeger to serve as a member of one or more committees of the Board.

There is no arrangement or understanding between Ms. Saeger and any other persons pursuant to which Ms. Saeger was appointed as a director. Furthermore, there are no transactions between Ms. Saeger and Okta that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Saeger will participate in Okta’s standard non-employee director compensation arrangements. Under the terms of those arrangements, Ms. Saeger will receive, among other things, annual compensation of $30,000 for her service on the Board and an initial grant of 4,533 restricted stock units that vest annually over three years.

Okta has entered into its standard form of indemnification agreement with Ms. Saeger (the “Indemnification Agreement”).

A copy of the press release announcing the appointment of Ms. Saeger to the Board is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated January 22, 2019, issued by Okta, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of January 2019.

Okta, Inc.

By:	/s/ Jonathan Runyan
Name:	Jonathan Runyan
Title:	General Counsel